FORM 8-K

                            SECURITIES AND EXCHANGE COMMISSION


                                  Washington, D.C. 20549





                                      CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported): May 1, 1995




                                    ROSE'S STORES, INC.
                  (Exact name of registrant as specified in its charter)


                                         Delaware
                      (State or other jurisdiction of incorporation)


0-631                                                                56-0382475
(Commission File Number)                      (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina                                                 27536
(Address of principal executive offices)                             (Zip Code)


                                      (919) 430-2600
                   (Registrant's telephone number, including area code)

Item 5.  Other Events

     On September 5, 1993, the Registrant filed a voluntary Petition for Relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Court"). On August 1, 1994, the Registrant filed with the Court a proposed Joint Plan of Reorganization with the consent of the official unsecured creditors committee, the pre-petition secured senior noteholders, and the official equity committee. On October 5, 1994, the Court approved a First Amended Disclosure Statement that described the proposed First Amended Joint Plan of Reorganization (the "Plan") and approving the solicita-tion of acceptances and rejections of the Plan from various classes of credit-ors and equity holders prior to the Court's holding a confirmation hearing.
On December 14, 1994, the Court confirmed the Plan and entered an order ("Con-firmation Order") to that effect.

     On February 3, 1995, the Court approved an amendment to the Plan to set a fixed price for certain subscription rights to be offered to the Company's equity holders. On February 13, 1995, the Court approved an amendment to the Plan to change the record date, for determining the equity holders entitled to receive warrants to purchase the new common stock (the "Common Stock") to be issued by the Company upon emergence from Chapter 11 and a possible distribution of Common Stock, to the date that the Plan becomes effective (the "Effective Date").

     On April 24, 1995, the Court approved a Modified and Restated First Amended Joint Plan of Reorganization (the "Modified Plan"), which (i) reflects the payment, under the exit financing facility obtained by the Company, of certain pre-petition lenders of the Company in cash instead of secured notes, (ii) deletes all references to certain "Alternative Treatment" provisions under which the Company would have been required to liquidate inasmuch as all requirements for emergence from Chapter 11 were met as of the Effective Date and emergence from Chapter 11 occurred as required under the Plan and Modified Plan, and (iii) makes other confirming and technical modifications to the Plan. The Plan and Modified Plan will be referred to hereinafter collectively as the "Plan."

       The Effective Date occurred on April 28, 1995, simultaneously with the funding of the Company's exit financing facility.

       The Company's stock is currently quoted on the Nasdaq National Market System. During the pendency of the Chapter 11 proceeding, the Company applied for and was granted an exception to certain of the maintenance criteria imposed by the Nasdaq Stock Market's National Market System and Small Cap Market for continued inclusion in such markets. The exception was granted on September 14, 1994, by the Listing Qualifications Committee (the "Committee"), and affirmed by the Nasdaq Hearing Review Committee on December 5, 1994.

       As a condition to the granting of the exception, the Committee required that the Company file with the Securities and Exchange Commission, upon its emergence from Chapter 11, a Form 8-K which demonstrates compliance with all the Nasdaq National Market System maintenance criteria for continued inclusion.

     The quantitative maintenance criteria for inclusion in the Nasdaq National Market System, set forth in Part III, Section 5 of Schedule D to the NASD By-laws, and the status of the Company's compliance with each of such criteria are as follows:

            (a) For an issuer such as the Company which has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years, the issuer's net tangible assets must equal at least $4,000,000. As reflected in the Company's pro forma financial statement attached hereto as Exhibit 99.1, as of the close of business on the Effective Date, the Company has net tangible assets of approximately $210,000,000. Thus, this criterion has been met.

            (b) 200,000 shares of the issuer's stock must be publicly held. Under the terms of the Plan, within [thirty (30)] days of the Effective Date, (i) 9,850,000 shares of Common Stock will be allocated for issuance and distribution to the Company's approximately $120,000,000 unsecured creditors as designated in the Plan (the "Creditors") and for possible issuance to the Company's former equity holders on a date ninety (90) days after the Effective Date, and (ii) 150,000 shares of Common Stock will be issued to certain members of the Company's management. Of the Creditors entitled to receive Common Stock, none are or will become insiders of the Company. On the Effective Date, the Company instructed First Union National Bank of North Carolina to issue a certificate in the amount of 9,850,000 shares of Common Stock in the name of First
       Union National Bank of North Carolina as Escrow Agent for the Company (the "Escrow Agent") for issuance and distribution to the unsecured creditors in accordance with the Plan, and the Escrow Agent issued such shares as instructed. As of the date hereof the Company expects it will instruct the Escrow Agent to issue and distribute approximate-ly 4,472,000 shares to certain of the Creditors who hold Allowed
       Claims on or before June 12, 1995, in accordance with the distribution requirements of the Plan. The remainder of the 9,850,000 shares will be issued over the course of the three to four months following the Effective Date, as mandated under the Plan. Thus, as of June 12, 1995, the date of issuance of shares to the Creditors who have Allowed Claims, this criterion will be met.

            (c) The minimum bid price per share of the issuer's stock must equal $1.00, or in the alternative, the market value of the public float for the issuer's stock must be $3,000,000 and the issuer must have net tangible assets of at least $4,000,000. Based on the financial health of the Company after the Effective Date, as reflected in the proforma financial statement attached as Exhibit 99.1 hereto, the Company believes that it is reasonable to assume that the Common Stock will trade at a bid price in excess of $1.00 per share. The estimated book value of the Company as of April 29, 1995 is approximately $35,000,000. Thus, the per share book value, assuming issuance of the Common Stock to the Creditors and to management as discussed in paragraph (b) hereof, will be approximately $35,000,000. The common stock of issuers in the retail industry typically trades for a price well in excess of the issuer's per share book value. Thus, given the Company's $3.50 per share book value, it is reasonable to believe that the Common Stock will trade well in excess of the required $1.00 per share. Further, after eliminating management shares and the shares of any 10% owners, of which there will be none, and assuming the issuance of the shares as discussed above the value of the public float will be well in excess of the required $3,000,000.

            (d) The market value of all publicly held shares of the issuer's stock must be at least $1,000,000. This requirement is discussed in paragraph (c) hereof.

            (e) There must be at least 400 shareholders of record of the issuer's stock. The Creditors of the Company entitled to receive Common Stock, as discussed in paragraph (b) hereof, number over 3,500. Thus, as of the issuance of Common Stock to such Creditors (as discussed in paragraph (b) hereof), this criterion will be met.


Item 7.  Financial Statements and Exhibits

       The following exhibits are part of this report:

          Exhibit 99.1 Pro Forma Financial Statement of Rose's Store, Inc. as of April 29, 1995

                                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ROSE'S STORES, INC.




Date:  May 1, 1995                        By: /s/Jeanette R. Peters

                                          Jeanette R. Peters
                                          Senior Vice President
                                          Chief Financial Officer

                                       EXHIBIT INDEX


Exhibit No                    Description                              Page No.

Exhibit 99.1         Pro Forma Financial Statement of Rose's
                     Stores, Inc. as of April 29, 1995

FRESH START CONSOLIDATED BALANCE SHEET (Revised)

     In 1990, the American Institute of Certified Public Accountants issued Statement of Position 90-7 ("Reorganization SOP") "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (Fresh-Start Reporting"). The application of Fresh-Start Reporting requires adjusting assets and liabilities to their estimated fair value at the effective date of the reorganization. The following are estimates of the adjustments that will be applied to the April 29, 1995 balance sheet when the Company emerges.

     The valuation information contained herein is not a prediction or guarantee of the future trading price of the New Roses Common Stock to be issued under the plan. The trading price of securities issued under a plan of reorganization is subject to many unforeseeable circumstances and therefore cannot be accu-rately predicted. The estimates of value were prepared through the applica-tion of various valuation techniques and do not purport to reflect or consti-tute appraisals of the actual market value that may be realized through the sales of the New Roses Common Stock to be issued. The actual market price of the New Roses Common Stock at the time of issuance will depend upon prevail-ing interest rates, market conditions, the condition and prospects of the Company, including the anticipated initial securities holding of pre-petition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally may influence the prices of securities; therefore, the New Common Stock is likely to trade at values that could differ materially from the amounts assumed herein.

PROFORMA CONSOLIDATED BALANCE SHEET
(Amounts in thousands)

                                                    Projected     "Fresh Start       Proforma
                                                     April 29,      Accounting"       April 29,
                                                      1995          DR        CR       1995

Assets

 Current Assets
   Cash and cash equivalents                        $      700                               700
   Accounts receivable                                  11,659                            11,659

   FIFO Inventory                                      182,600                           182,600
   LIFO Reserve                                        (25,831)   25,831 (1)                -
     LIFO Inventory                                    156,769                           182,600

   Prepaid merchandise                                   6,000                             6,000
   Other current assets                                  9,100                3,600 (6)    5,500
     Total current assets                              184,228                           206,459

 Property and Equipment, at cost,
   Less accumulated depreciation and amortization       33,501               33,501 (7)     -

 Deferred Tax Benefits                                   3,164                             3,164
 Other Assets                                              265                  265 (7)     -
                                                     $ 221,158    25,831     37,366      209,623
Liabilities and Stockholders' Equity (Deficit)

 Current Liabilities
   Accounts Payable                                  $  33,357                            33,357
   DIP facility                                         34,125    34,125 (3)                -
   Working capital facility                               -                   61,041 (3)  61,041
   Current maturities of capital lease obligations         530                               530
   Bank drafts outstanding                               1,000                             1,000
   Closed store reserve                                  4,074                             4,074
   Deferred tax liabilities                              3,164                             3,164
   Other current liabilities                            14,815       224 (3)  10,200 (5)  24,791
     Total current liabilities                          91,065                           127,957

 Secured Pre-petition Debt                              26,423    26,423 (3)                -
 Unsecured Pre-petition Claims                         132,874   132,874 (4)                -

 Excess of Net Assets Over Reorganization Value           -                   39,307 (7)  39,307

 Capital Lease Obligations                                 614                               614
 Deferred Income                                         1,792                             1,792
 Accumulated Postretirement Benefit Obligation           5,988     1,035 (2)               4,953

 Stockholders' Equity (Deficit)                        (37,598)               72,598 (7)  35,000
                                                     $ 221,158   194,681     183,146     209,623

(1)  Adjustment to write-up inventories by the current LIFO reserve.
(2)  Adjustment to reverse unrecognized gain on transition obligation.
(3) Borrowings have been adjusted to reflect payments to be made in accordance with the plan of reorganization as follows:
     (a)  $34,125 for pay off of the DIP facility
     (b)  $26,423 for pay off of pre-petition secured debt
     (c)  $224 to pay off DIP interest.
     (d)  $269 to pay off BOT facility and breakerage cost.
(4)  Unsecured pre-petition claims will be settled as follows:
     (a) $5,000 of priority claims, cure amounts and reclamation claims have been moved to current liabilities.
     (b)  The remaining unsecured claims will be settled with stock.
(5)  To recognize current liabilities for:
     (a) $6,300 of priority claims, cure amounts and reclamation claims have been moved to current liabilities.
     (b) $2,100 in reorganization costs that will be incurred after the effective date.
     (c) $1,800 in additional accruals related to changes in accounting methods.
(6)  To write-off prepaid facility fees.
(7) The excess reorganization value will be allocated to non-current assets, with any excess recorded as a deferred credit to be amortized over the period of expected benefit but not more than 40 years.